Exhibit 99.1

For Immediate Release

BLACKLINE ACQUIRES RIMILIA TO ADD AI-POWERED ACCOUNTS RECEIVABLE AUTOMATION

TO MODERN ACCOUNTING PLATFORM

Acquisition expands BlackLine’s position as an indispensable automation platform for the

Office of the Controller and increases BlackLine’s total addressable market

LOS ANGELES AND LONDON – Oct. 2, 2020 – BlackLine, Inc. (Nasdaq: BL), a leader in accounting automation software, announced today that it has completed the acquisition of Rimilia, an AI-powered cloud-based platform that enables accounts receivable (AR) automation and digital transformation. With Rimilia, BlackLine strengthens its position with the Office of the Controller by driving end-to-end automation of the cash lifecycle and ensuring greater data integrity. The acquisition expands BlackLine’s capabilities into an adjacent area, adding AR automation to financial close automation and accelerating BlackLine’s larger, long-term plan for transforming and modernizing Finance & Accounting.

Headquartered in the United Kingdom, Rimilia is a leading provider of accounts receivable automation solutions that enable organizations to control cash flow and cash collection in real time. Using artificial intelligence (AI) and machine learning, the SaaS (Software-as-a-Service) platform simplifies the order-to-cash process by automating both the collection and allocation of customer cash. Same-day cash allocation results in an unrivaled reduction in the number of days of sales outstanding, improves working capital and drives significant cost savings. Built for large and medium-sized enterprises and capable of integrating with nearly all ERP, bank and currency platforms, Rimilia is used by leading companies in major verticals.

“With most companies using legacy, repetitive and manual processes to manage their order-to-cash, our customers and partners have long been asking for a solution that will enable better cash and liquidity management. This is especially critical now in these difficult economic times,” said Marc Huffman, president & COO of BlackLine. “This acquisition addresses that need and further expands BlackLine’s position as an indispensable platform for the Office of the Controller. Rimilia has created great value for its customers, and we are thrilled to build on the momentum the company has established to date while entering a new market and expanding our total addressable market opportunity.”

The AR market is a natural adjacency to the financial close with a shared buyer and similar pain points. In addition, cash flow optimization has become increasingly relevant following the onset of the pandemic.

“With accounts receivables serving as the single largest asset for most businesses, Rimilia’s ability to unlock working capital and reduce risk is top of mind for today’s controllers and CFOs,” added Mr. Huffman, who will assume the BlackLine CEO title on Jan. 1, 2021.

“Rimilia and BlackLine share a vision to drive digital transformation for Finance & Accounting with intelligent automation. BlackLine will provide the scale to further drive adoption of Rimilia’s platform and deliver additional value to our customers,” said Kevin Kimber, CEO of Rimilia. “At the same time, Rimilia meets a need in the Office of the Controller that is highly complementary to BlackLine. Our AR automation platform enables organizations to make faster and more accurate decisions, and I look forward to helping the thousands of BlackLine customers that are already enjoying the benefits of modern accounting.”

BlackLine completed the acquisition of Rimilia on Oct. 2, 2020. In accordance with the terms and conditions of the transaction, BlackLine will acquire Rimilia for $150 million in cash, of which $120 million was payable at close with additional cash payments of up to $30 million upon certain earnout conditions being met. BlackLine funded the transaction with existing cash on-hand. There is no material impact to third quarter results. Additional details regarding the anticipated financial impact of the acquisition will be provided in conjunction with BlackLine’s third quarter earnings conference call on Thursday, Oct. 29, 2020. In addition, BlackLine will introduce Rimilia to the broader BlackLine community at the company’s annual user conference BeyondTheBlack™ 2020: The Modern Accounting Virtual Experience which will take place Tuesday to Thursday, Nov. 17th to 19th.

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions for financial close management, accounting automation, and intercompany governance, helping large enterprises and midsize companies across all industries do accounting work better, faster, and with more control.

More than 3,100 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer and recognized Leader in Gartner’s 2019 Magic Quadrant for Cloud Financial Close Solutions. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit blackline.com.

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Media Contact:

Kimberly Uberti

VP of Global Corporate Communications

BlackLine

kimberly.uberti@blackline.com

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